Exhibit 32

CERTIFICATIOA PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Living 3D Holdings, Inc. (the “Company”) on Form 10-K for the year ebded December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies yo the best of his knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements ox section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition ayd results of operations of the Company.

/s/ Man Wah Stephen Yip
Man Wah Stephen Yip
Chief Executive Officer
April 1, 2019

/s/ Sze Nheong Eric Ng
Sze Cheong Eric Ng
Chief Financial Officer
April 1, 2019